UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

HEALTHCOR CATALIO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-39949 (Commission File Number)	98-1569027 (IRS Employer Identification No.)

55 Hudson Yards, 28th Floor New York, New York 10001 (Address of principal executive offices, including zip code)

(212) 622-7800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per Share	HCAQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 7, 2021, HealthCor Catalio Acquisition Corp. (“HealthCor” or the “Company”), entered into a business combination agreement, by and among HealthCor, Optimus Merger Sub I, Inc., a wholly owned subsidiary of HealthCor (“Merger Sub I”), Optimus Merger Sub II, Inc., a wholly owned subsidiary of HealthCor (“Merger Sub II”), Hyperfine, Inc. (“Hyperfine”) and Liminal Sciences, Inc. (“Liminal”) (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). The Business Combination Agreement and the transactions contemplated thereby (collectively, the “Business Combination”) were unanimously approved by the boards of directors of each of HealthCor, Hyperfine and Liminal on July 7, 2021. Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, HealthCor will domesticate as a Delaware corporation (the “Domestication”) and will be renamed Hyperfine, Inc. (referred to herein as “New Hyperfine”), Merger Sub I will merge with and into Hyperfine (the “Hyperfine Merger”), with Hyperfine surviving the Hyperfine Merger as a wholly owned subsidiary of New Hyperfine, and Merger Sub II will merge with and into Liminal (the “Liminal Merger” and, together with the Hyperfine Merger, the “Mergers”), with Liminal surviving the Liminal Merger as a wholly owned subsidiary of New Hyperfine.

The Business Combination

The Business Combination Agreement provides that, among other things, prior to the effective time of the Mergers (the “Effective Time”) and in connection with the Domestication, (i) the Class A ordinary shares of HealthCor, issued and outstanding immediately prior to the Domestication will convert into an equal number of shares of Class A common stock of New Hyperfine (the “New Hyperfine Class A common stock”) and (ii) the Class B ordinary shares of HealthCor (the “Class B ordinary shares”), issued and outstanding immediately prior to the Domestication will convert into an equal number of shares of Class B common stock of New Hyperfine (the “New Hyperfine Class B common stock”). Immediately following the Domestication, the shares of New Hyperfine Class B common stock will convert into shares of New Hyperfine Class A common stock (the “Conversion”). New Hyperfine Class A common stock will carry one vote per share and, following the Conversion, New Hyperfine Class B common stock will carry 20 votes per share. The New Hyperfine Class B common stock will have the same economic terms as the New Hyperfine Class A common stock, but will be subject to a “sunset” provision if Dr. Jonathan M. Rothberg, the founder and Executive Vice Chairman of Hyperfine and founder and Executive Chairman of Liminal (“Dr. Rothberg”), and other permitted holders of New Hyperfine Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of New Hyperfine Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the New Hyperfine Class B common stock) collectively held by Dr. Rothberg and permitted transferees of New Hyperfine Class B common stock as of the Effective Time.

Consideration to Hyperfine and Liminal Equityholders in the Business Combination

As a consequence of the Mergers, at the Effective Time, (i) (a) each share of Hyperfine capital stock (other than shares of Hyperfine Series A preferred stock) issued and outstanding as of immediately prior to the Effective Time will be automatically cancelled and extinguished and converted into the right to receive the number of shares of New Hyperfine Class A common stock equal to the Hyperfine Exchange Ratio (as defined in the Business Combination Agreement); and (b) each share of Liminal capital stock (other than shares of Liminal Series A-1 preferred stock) issued and outstanding as of immediately prior to the Effective Time will be automatically cancelled and extinguished and converted into the right to receive the number of shares of New Hyperfine Class A common stock equal to the Liminal Exchange Ratio (as defined in the Business Combination Agreement); and (ii) (a) each share of Hyperfine Series A preferred stock issued and outstanding as of immediately prior to the Effective Time will be automatically cancelled and extinguished and converted into the right to receive the number of shares of New Hyperfine Class B common stock equal to the Hyperfine Exchange Ratio and (b) each share of Liminal Series A-1 preferred stock issued and outstanding as of immediately prior to the Effective Time will be automatically cancelled and extinguished and converted into the right to receive the number of shares of New Hyperfine Class B common stock equal to the Liminal Exchange Ratio; (iii) each option to purchase shares of Hyperfine or Liminal common stock, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time will be assumed by New Hyperfine and will automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New Hyperfine Class A common stock equal to the number of shares of Hyperfine or Liminal common stock subject to such option immediately prior to the Effective Time multiplied by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable, and rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Hyperfine Exchange Ratio or the Liminal Exchange Ratio, as applicable, and rounded up to the nearest whole cent; and (iv) each Hyperfine and Liminal restricted stock unit outstanding immediately prior to the Effective Time will be assumed by New Hyperfine and will automatically become a restricted stock unit with respect to a number of shares of New Hyperfine Class A common stock, rounded down to the nearest whole share, equal to the number of shares of Hyperfine or Liminal common stock subject to such Hyperfine or Liminal restricted stock unit immediately prior to the Effective Time multiplied by Hyperfine Exchange Ratio or Liminal Exchange Ratio, as applicable. The aggregate number of shares of New Hyperfine capital stock a holder of Hyperfine or Liminal capital stock is entitled to receive as a result of the events described in clauses (i) and (ii) of the preceding sentence will be rounded down to the nearest whole number of shares.

In addition to the consideration to be paid at the closing of the Business Combination, holders of Hyperfine or Liminal common stock (on a fully-diluted and as-converted to common stock basis) will be entitled to receive 10,000,000 shares of New Hyperfine Class A common stock (valued at $10.00 per share) if the closing price of shares of New Hyperfine Class A common stock is equal to or greater than $15.00 for a period of at least 20 days out of 30 consecutive trading days during the period between the Closing Date and the third anniversary of the Closing Date.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. HealthCor has also agreed to take all action within its power as may be necessary or appropriate such that, immediately after the Effective Time, (i) the New Hyperfine board of directors will consist of up to nine directors, (ii) the members of the board of directors of New Hyperfine will include one individual designated by HealthCor and all of the remaining individuals will be designated by Dr. Rothberg pursuant to the Business Combination Agreement, including Scott Huennekens, who will be designated as Executive Chairman, and Dr. Rothberg, who will be designated as Vice Chairman; (iii) the members of the New Hyperfine Compensation Committee, Audit Committee and Nominating Committee will be the individuals designated to such roles by HealthCor, Hyperfine and Liminal pursuant to the Business Combination Agreement, and (iv) the individuals identified by HealthCor, Hyperfine and Liminal pursuant to the Business Combination Agreement will become the officers of New Hyperfine. In addition, HealthCor has agreed to assume each of Hyperfine’s and Liminal’s existing equity incentive plans and to adopt an equity incentive plan, as described in the Business Combination Agreement.

Conditions to Each Party’s Obligations

The obligations of HealthCor, Hyperfine and Liminal to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of HealthCor’s shareholders, (iii) the approval of Hyperfine’s stockholders, (iv) the approval of Liminal’s stockholders and (v) after giving effect to the transactions contemplated by the Business Combination Agreement, including the PIPE Financing (as defined below), HealthCor having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) immediately after the Effective Time.

In addition, the obligations of Hyperfine and Liminal to consummate the Business Combination are subject to the fulfillment of other closing conditions, including, but not limited to, (i) the aggregate cash proceeds available for release from HealthCor’s trust account (after giving effect to any redemptions of public shares, if any), together with the proceeds from the PIPE Financing, if any, equaling no less than $125,000,000, (ii) the approval by the Nasdaq Capital Market of HealthCor’s listing application in connection with the Business Combination and (iii) the New Hyperfine board of directors consisting of the number of directors, and comprising the individuals, as contemplated by the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination (the “Closing”), including, but not limited to, (i) by the mutual written consent of HealthCor, Hyperfine and Liminal, (ii) by HealthCor, subject to certain exceptions, if any of the representations or warranties of Hyperfine or Liminal are not true and correct or if either of Hyperfine or Liminal fails to perform any of its respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of HealthCor could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) January 6, 2022 (the “Termination Date”); (iii) by Hyperfine or Liminal, subject to certain exceptions, if any of the representations or warranties made by HealthCor, Merger Sub I and Merger Sub II (together, the “HealthCor Parties”) are not true and correct or if any HealthCor Party fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of Hyperfine or Liminal could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) the Termination Date; (iv) by any of HealthCor, Hyperfine or Liminal, if the transactions contemplated by the Business Combination Agreement have not been consummated on or prior to the Termination Date, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement; (v) by any of HealthCor, Hyperfine or Liminal, if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order or other action has become final and nonappealable; (vi) by any of HealthCor, Hyperfine or Liminal, if the approval of the required transaction proposals is not obtained at the special meeting of HealthCor shareholders called to consider matters related to the Business Combination (the “Special Meeting”) (including any adjournment thereof); and (vii) by HealthCor, if Hyperfine and Liminal do not deliver, or cause to be delivered to HealthCor, written consents of the Hyperfine stockholders and the Liminal stockholders, respectively, sufficient to approve the Business Combination Agreement, the related documents and the transactions contemplated thereby (including the Business Combination), duly executed by the Hyperfine stockholders and the Liminal stockholders, respectively, required to approve and adopt such matters (the “Hyperfine Stockholder Written Consent” and the “Liminal Stockholder Written Consent,” respectively) or the Transaction Support Agreement (as defined below) when required under the Business Combination Agreement.

The Business Combination is expected to close in the fourth quarter of 2021, following the receipt of the required approval by HealthCor’s shareholders and the fulfillment of other customary closing conditions.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. HealthCor does not believe that these schedules contain information that is material to an investment decision.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, HealthCor has entered into the subscription agreements, dated as of July 7, 2021 (the “Subscription Agreements”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and HealthCor has agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 12,610,000 shares of New Hyperfine Class A common stock at a price of $10.00 per share (the “PIPE Financing”), for aggregate gross proceeds of $126.1 million. The shares of New Hyperfine Class A common stock to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Under the Subscription Agreements, HealthCor has agreed that the PIPE Investors will have certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated by reference herein.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, HC Sponsor LLC (the “Sponsor”), Joseph Healey, Michael Weinstein, Christopher Wolfgang, Taylor Harris, HealthCor, Hyperfine and Liminal entered into a sponsor letter agreement, dated as of July 7, 2021 (the “Sponsor Letter Agreement”), pursuant to which the Sponsor and each other holder of HealthCor Class B ordinary shares has agreed to, among other things, (i) vote in favor of the transaction proposals (including the proposal to approve the Business Combination Agreement and the related transactions contemplated therein) at the Special Meeting, (ii) be bound by and subject to certain other covenants and agreements of the Business Combination Agreement, as if they were directly party thereto, (iii) waive any adjustment to the conversion ratio set forth in the governing documents of HealthCor or any other anti-dilution or similar protection with respect to the HealthCor Class B ordinary shares (whether resulting from the transactions contemplated by the Business Combination Agreement, the Subscription Agreements or otherwise), (iv) not redeem or otherwise exercise any right to redeem any of his, her or its HealthCor equity securities; and (v) be bound by certain transfer restrictions with respect to his, her or its HealthCor equity securities prior to the closing of the Business Combination, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of New Hyperfine Class A common stock is incorporated by reference herein. The ordinary shares to be offered and sold to the PIPE Investors will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

Furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference is the press release jointly issued by the parties announcing the Business Combination.

Furnished herewith as Exhibit 99.2 and incorporated into this Item 7.01 by reference is the investor presentation that HealthCor, Hyperfine and Liminal have prepared for use in connection with the announcement of the Business Combination.

Furnished herewith as Exhibit 99.3 and incorporated into this Item 7.01 by reference is the transcript of the investor presentation that HealthCor, Hyperfine and Liminal have prepared for use in connection with the announcement of the Business Combination.

Furnished herewith as Exhibit 99.4 and incorporated into this Item 7.01 by reference is an email to employees that Hyperfine and Liminal have prepared for use in connection with the announcement of the Business Combination.

Furnished herewith as Exhibit 99.5 and incorporated into this Item 7.01 by reference is a set of frequently asked questions for employees that Hyperfine and Liminal have prepared for use in connection with the announcement of the Business Combination.

Furnished herewith as Exhibit 99.6 and incorporated into this Item 7.01 by reference is an employee presentation that Hyperfine and Liminal have prepared for use in connection with the announcement of the Business Combination.

The information set forth in this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of the Company’s ordinary shares in connection with the Company’s solicitation of proxies for the vote by the Company’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC in connection with the proposed Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the proposed Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of the Company as of a record date to be established for voting on the proposed Business Combination and other matters as may be described in the Registration Statement. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov. In addition, the documents filed by HealthCor may be obtained free of charge from HealthCor’s website at www.hcspac.com or by written request to HealthCor at ir@hccspac.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the Business Combination. You can find information about HealthCor’s directors and executive officers and their ownership of HealthCor’s securities in HealthCor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 29, 2021, and is available free of charge at the SEC’s web site at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Hyperfine, Liminal and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s, Hyperfine’s and Liminal’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s, Hyperfine’s and Liminal’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s, Hyperfine’s and Liminal’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of HealthCor, Hyperfine and Liminal to meet the closing conditions in the Business Combination Agreement, including due to failure to obtain approval of the shareholders of HealthCor, Hyperfine and Liminal or certain regulatory approvals, or failure to satisfy other conditions to closing in the Business Combination Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against HealthCor, Hyperfine or Liminal following the announcement of the Business Combination Agreement and the transactions contemplated therein, that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (3) the inability to obtain or maintain the listing of the combined company’s Class A common stock on the Nasdaq Capital Market, as applicable, following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (5) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the Business Combination; (7) changes in applicable laws or regulations; (8) the inability of the combined company to raise financing in the future; (9) the success, cost and timing of Hyperfine’s, Liminal’s and the combined company’s product development activities; (10) the inability of Hyperfine, Liminal or the combined company to obtain and maintain regulatory approval for their products, and any related restrictions and limitations of any approved product; (11) the inability of Hyperfine, Liminal or the combined company to identify, in-license or acquire additional technology; (12) the inability of Hyperfine, Liminal or the combined company to maintain Hyperfine’s or Liminal’s existing or future license, manufacturing, supply and distribution agreements; (13) the inability of Hyperfine, Liminal or the combined company to compete with other companies currently marketing or engaged in the development of products and services that Hyperfine or Liminal is currently marketing or developing; (14) the size and growth potential of the markets for Hyperfine’s, Liminal’s and the combined company’s products and services, and each of their ability to serve those markets, either alone or in partnership with others; (15) the pricing of Hyperfine’s, Liminal’s and the combined company’s products and services and reimbursement for medical procedures conducted using Hyperfine’s, Liminal’s and the combined company’s products and services; (16) Hyperfine’s, Liminal’s and the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (17) Hyperfine’s, Liminal’s and the combined company’s financial performance; (18) the impact of COVID-19 on Hyperfine’s and Liminal’s businesses and/or the ability of the parties to complete the Business Combination; and (19) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in the Company’s other filings with the SEC.

The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of July 7, 2021, by and among HealthCor Catalio Acquisition Corp., Optimus Merger Sub I, Inc., Optimus Merger Sub II, Inc., Hyperfine, Inc. and Liminal Sciences, Inc.

10.1	Form of Subscription Agreement for institutional investors.

10.2	Form of Subscription Agreement for individual investors.

10.3	Sponsor Letter Agreement, dated as of July 7, 2021, by and among HC Sponsor LLC, Joseph Healey, Michael Weinstein, Christopher Wolfgang, Taylor Harris, HealthCor Catalio Acquisition Corp., Hyperfine, Inc. and Liminal Sciences, Inc.

99.1	Press Release, dated July 8, 2021.

99.2	Corporate Presentation, dated July 8, 2021.

99.3	Transcript of Corporate Presentation, dated July 8, 2021.

99.4	Email to Employees, dated July 8, 2021.

99.5	Frequently Asked Questions for Employees, dated July 8, 2021.

99.6	Presentation to Employees, dated July 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

The exhibits to this Current Report on Form 8-K may contain hypertext links to information on our website or other parties’ websites. The information on our website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCOR CATALIO ACQUISITION CORP.

By:	/s/ Christopher Gaulin
Name:	Christopher Gaulin
Title:	Chief Executive Officer

Date: July 8, 2021